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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the January 27, 1995 Registration Statement on Form S-8 of our report, dated February 11, 1994, except for Notes 9 and 10 as to which the date is October 14, 1994, with respect to the financial statements of Polaris Industries Partners L.P. and our report, dated September 23, 1994, with respect to the financial statement of Polaris Industries, Inc., which appear on pages F-2 and F-16, respectively, of the November 21, 1994, Amendment No. 2 to the Registration Statement on Form S-4 (Registration No.33-55769).



                                               /s/ McGladrey & Pullen, LLP
                                               ---------------------------
                                                   McGLADREY & PULLEN, LLP


Minneapolis, Minnesota
January 25, 1995